Exhibit 99.1
ChargePoint Reports Second Quarter Fiscal Year 2026 Financial Results

•Revenue of $99 million, at the top end of the guidance range
•GAAP gross margin grows to 31% and non-GAAP gross margin grows to 33%
•Subscription revenue of $40 million representing 10% year-over-year growth
•Announced new modular Express DC fast charging architecture in collaboration with Eaton and operationalized joint go-to-market strategy
Campbell, Calif. – September 3, 2025 – ChargePoint Holdings, Inc. (NYSE:CHPT) (“ChargePoint”), a leading provider of networked solutions for charging electric vehicles (EVs), today reported results for its second quarter of fiscal year 2026 ended July 31, 2025.
“In the second quarter, ChargePoint’s focus on operational excellence delivered meaningful improvement in gross margin and cash management. Our commitment to deliver innovation is translating into new products that are receiving very positive market reaction,” said Rick Wilmer, CEO of ChargePoint. “Furthermore, ChargePoint made major strides in operationalizing our strategic partnership with Eaton, and we are already achieving results. Together, we expect to deliver tremendous value with our new Express DC fast charging architecture, which we believe will change the economics of DC fast charging for the industry, and our new Flex AC product line.”

Second Quarter Fiscal 2026 Financial Overview
•Revenue. Second quarter revenue was $98.6 million, down 9% from $108.5 million in the prior year’s same quarter. Networked charging systems revenue for the first quarter was $50.4 million, down 21% from $64.1 million in the prior year’s same quarter. Subscription revenue was $39.9 million, up 10% from $36.2 million in the prior year’s same quarter.
•Gross Margin. Second quarter GAAP gross margin was 31% as compared to 24% in the prior year's same quarter, and non-GAAP gross margin was 33% as compared to 26% in the prior year's same quarter primarily due to subscription revenue growth as a percentage of total revenue and improvement in subscription margins.
•Operating Expenses. Second quarter GAAP operating expenses were $89.7 million, up 2% from $88.3 million in the prior year's same quarter. Non-GAAP operating expenses were $58.6 million, down 12% from $66.4 million in the prior year's same quarter.
•Net Income/Loss. Second quarter GAAP net loss was $66.2 million, down 4% from $68.9 million in the prior year's same quarter. Additionally, non-GAAP pre-tax net loss was $31.9 million, down 26% from $43.0 million in the prior year's same quarter and non-GAAP adjusted EBITDA loss was $22.1 million, down 35% from $34.1 million in the prior year's same quarter.
•Liquidity. As of July 31, 2025, cash and cash equivalents on the balance sheet was $194.5 million, ChargePoint's $150.0 million revolving credit facility remains undrawn and ChargePoint has no debt maturities until 2028.
•Shares Outstanding. As of July 31, 2025, the Company had approximately 23 million shares of common stock outstanding.
For reconciliation of GAAP and non-GAAP results, please see the tables below.
Business Highlights
•ChargePoint and Eaton announced a new modular Express DC fast charging architecture with end-to-end power infrastructure, featuring vehicle-to-grid (V2G) capabilities and multi-megawatts of output. The system can be deployed with 30% lower investment in a 30% smaller footprint while delivering up to a 30% reduction in ongoing operational costs, compared to other available solutions.
•ChargePoint and Eaton operationalized their go-to-market relationship, recording the first revenue deals.
•ChargePoint introduced Safeguard Care, which provides site hosts with regular on-site inspections of their charging stations, and began shipping conversion kits to install its Omni Port adaptable charging solution to ensure all drivers can charge when and where they need to, regardless of connector type.
Third Quarter of Fiscal 2026 Guidance
For the third fiscal quarter ending October 31, 2025, ChargePoint expects revenue of $90 million to $100 million.
Conference Call Information
ChargePoint will host a webcast today at 1:30 p.m. Pacific / 4:30 p.m. Eastern to review its second quarter fiscal year 2026 financial results.
A live webcast of the conference call will be available at https://events.q4inc.com/attendee/626783075. Participants can also access the conference call by dialing +1 (800) 715-9871 (North America toll free) or + 1 (646) 307-1963 (international) and Conference ID 1744120. A replay will be available after the conclusion of the webcast and archived for one year. A copy of this press release with the financial results and supplemental financial information will be also available on ChargePoint’s investor relations website (investors.chargepoint.com).
About ChargePoint
ChargePoint is creating a new fueling network to move people and goods on electricity. Since 2007, ChargePoint has been committed to making it easy for businesses and drivers to go electric with one of the largest EV charging networks and a comprehensive portfolio of charging solutions. The ChargePoint cloud subscription platform and software-defined charging hardware are designed to include options for every charging scenario from home and multifamily to workplace, parking, hospitality, retail and transport fleets of all types. Today, one ChargePoint account provides access to hundreds of thousands of places to charge in North America and Europe. For more information, visit the ChargePoint pressroom, the ChargePoint Investor Relations site, or contact the ChargePoint press office or Investor Relations.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties, and assumptions including statements regarding our plans to release a new Express DC fast charging architecture, the launch of our new on-site inspection service called Safeguard Care, our partnership with Eaton Corporation to integrate and co-develop new charging technologies, and our projected revenue for the third quarter of fiscal year 2026. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: macroeconomic trends including changes in or sustained inflation, interest rate volatility, increased tariffs or other events beyond our control on the overall economy which may reduce demand for our products and services; geopolitical events and conflicts; adverse impacts to our business and those of our customers and suppliers, including due to supply chain disruptions, component shortages, and associated logistics expense increases; our limited operating history as a public company; our ability as an organization to successfully acquire, integrate or partner with other companies, products or technologies in a successful manner such as our integration efforts with Eaton Corporation; our dependence on widespread acceptance and adoption of EVs, including any delays or modifications to auto manufacturers' plans and strategies to transition to predominately manufacture EVs and any corresponding decreased demand for installation of charging stations; our current dependence on sales of charging stations for the majority of our revenues; overall demand for EV charging and the potential for reduced demand for EVs if governmental policies, rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of EVs or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; our ability, and our reliance on our customers, to successfully implement, construct and manage state, federal and local charging infrastructure programs in accordance with the respective terms of such program in order to validly secure and obtain awarded funding and win additional grant opportunities; our reliance on contract manufacturers, including those located outside the United States, may result in supply chain interruptions, delays and expense increases which may adversely affect our sales, revenue and gross margins; our ability to expand our operations and market share in Europe; the need to attract additional fleet operators as customers; potential adverse effects on our revenue and gross margins due to delays and costs associated with new product introductions such as our new AC and Express DC fast charging product architecture featuring bidirectional charging, inventory obsolescence, component shortages and related expense increases; the ability or success of our new AC and Express DC fast charging product architecture to result in an increased demand for charging products by commercial, residential and fleet charging customers; adverse impact to our revenues and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition; risks related to our dependence on our intellectual property; and the risk that our technology could have undetected defects or errors. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on June 6, 2025, which is available on our website at investors.chargepoint.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.
Use of Non-GAAP Financial Measures
ChargePoint has provided financial information in this press release that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). ChargePoint uses these non-GAAP financial measures internally in analyzing its financial results. ChargePoint believes that the use of these non-GAAP financial measures is useful to investors to evaluate ongoing operating results and trends and believes they provide meaningful supplemental information to investors regarding ChargePoint’s underlying operating performance because they exclude items ChargePoint believes are unrelated to, and may not be indicative of, its core operating results.
The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with ChargePoint’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of ChargePoint’s historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.
Non-GAAP Gross Profit (Gross Margin). ChargePoint defines non-GAAP gross profit as gross profit excluding stock-based compensation expense and amortization expense of acquired intangible assets. Non-GAAP gross margin is non-GAAP gross profit as a percentage of revenue.

Non-GAAP Cost of Revenue and Operating Expenses (includes Non-GAAP research and development, Non-GAAP sales and marketing and Non-GAAP general and administrative). ChargePoint defines non-GAAP cost of revenue and operating expenses as cost of revenue and operating expenses excluding stock-based compensation expense, amortization expense of acquired intangible assets, non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses and professional service fees.
Non-GAAP Net Loss. ChargePoint defines non-GAAP net loss as net loss excluding stock-based compensation expense, amortization expense of acquired intangible assets, non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses and professional service fees. These amounts reflect the impact of any related tax effects. Non-GAAP pre-tax net loss is non-GAAP net loss adjusted for provision for income taxes.
Non-GAAP Adjusted EBITDA Loss. ChargePoint defines non-GAAP adjusted EBITDA loss as net loss excluding stock-based compensation expense, amortization expense of acquired intangible assets, non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses and professional service fees, and further adjusted for provision of income taxes, depreciation, interest income and expense, and other income and expense (net).
Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures to analyze financial results and trends. In particular, many of the adjustments to ChargePoint’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future, such as stock-based compensation, which is an important part of ChargePoint’s employees’ compensation and impacts hiring, retention and performance. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that ChargePoint excludes in its calculation of non-GAAP financial measures may differ from the components that other companies exclude when they report their non-GAAP results. In the future, ChargePoint may also exclude other expenses it determines do not reflect the performance of ChargePoint’s operating results.
CHPT-IR
Contacts
Investor Relations
investors@chargepoint.com
Press
John Paolo Canton
Vice President, Communications
JP.Canton@chargepoint.com

AJ Gosselin
Director, Corporate Communications
AJ.Gosselin@chargepoint.com
media@chargepoint.com

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2025	2024	2025	2024
Revenue
Networked Charging Systems	$50,421	$64,146	$102,480	$129,520
Subscriptions	39,896	36,191	77,916	69,636
Other	8,273	8,202	15,834	16,426
Total revenue	98,590	108,539	196,230	215,582
Cost of revenue
Networked Charging Systems	46,492	59,234	95,130	120,300
Subscriptions	15,534	18,558	30,900	36,300
Other	5,836	5,162	11,486	9,787
Total cost of revenue	67,862	82,954	137,516	166,387
Gross profit	30,728	25,585	58,714	49,195
Operating expenses
Research and development	36,479	36,510	69,989	72,562
Sales and marketing	25,033	36,699	51,225	71,698
General and administrative	28,193	15,122	50,317	34,819
Total operating expenses	89,705	88,331	171,531	179,079
Loss from operations	(58,977)	(62,746)	(112,817)	(129,884)
Interest income	1,132	2,118	2,296	5,326
Interest expense	(6,849)	(6,560)	(13,285)	(13,171)
Other income (expense), net	(323)	(38)	2,290	(888)
Net loss before income taxes	(65,017)	(67,226)	(121,516)	(138,617)
Provision for income taxes	1,162	1,648	1,784	2,056
Net loss	$(66,179)	$(68,874)	$(123,300)	$(140,673)
Net loss per share, basic and diluted	$(2.85)	$(3.22)	$(5.34)	$(6.61)
Weighted average shares outstanding, basic and diluted	23,196,534	21,376,634	23,076,430	21,271,738

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	July 31, 2025	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$194,123	$224,571
Restricted cash	400	400
Accounts receivable, net	96,014	95,906
Inventories	212,407	209,262
Prepaid expenses and other current assets	30,481	36,435
Total current assets	533,425	566,574
Property and equipment, net	29,713	35,361
Intangible assets, net	65,130	66,175
Operating lease right-of-use assets	13,171	14,680
Goodwill	222,155	207,540
Other assets	6,660	7,845
Total assets	$870,254	$898,175
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$72,470	$64,050
Accrued and other current liabilities	132,411	124,679
Deferred revenue	115,096	105,017
Total current liabilities	319,977	293,746
Deferred revenue, noncurrent	135,201	134,198
Debt, noncurrent	309,414	297,092
Operating lease liabilities	13,176	15,267
Deferred tax liabilities	12,308	12,036
Other long-term liabilities	9,463	8,365
Total liabilities	799,539	760,704
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	2,089,566	2,054,340
Accumulated other comprehensive loss	(4,115)	(25,433)
Accumulated deficit	(2,014,738)	(1,891,438)
Total stockholders' equity	70,715	137,471
Total liabilities and stockholders' equity	$870,254	$898,175

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended
	July 31,
	2025	2024
Cash flows from operating activities
Net loss	$(123,300)	$(140,673)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,854	14,896
Non-cash operating lease cost	1,784	1,863
Stock-based compensation	36,079	40,369
Amortization of deferred contract acquisition costs	1,687	1,578
Paid-in-kind non-cash interest expense	9,397	—
Foreign currency transaction (gain) loss	(3,922)	605
Reserves and other	4,281	12,683
Changes in operating assets and liabilities:
Accounts receivable, net	2,636	7,636
Inventories	3,338	(28,429)
Prepaid expenses and other assets	3,374	(8,160)
Accounts payable, operating lease liabilities, and accrued and other liabilities	3,295	(23,229)
Deferred revenue	8,377	7,155
Net cash used in operating activities	(39,120)	(113,706)
Cash flows from investing activities
Purchases of property and equipment	(2,358)	(7,301)
Net cash used in investing activities	(2,358)	(7,301)
Cash flows from financing activities
Proceeds from the issuance of common stock under employee equity plans, net of tax withholding	1,251	4,548
Change in driver funds and amounts due to customers	6,838	2,378
Net cash provided by financing activities	8,089	6,926
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	2,941	(66)
Net decrease in cash, cash equivalents, and restricted cash	(30,448)	(114,147)
Cash, cash equivalents, and restricted cash at beginning of period	224,971	357,810
Cash, cash equivalents, and restricted cash at end of period	$194,523	$243,663

ChargePoint Holdings, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, unaudited)

	Three Months Ended July 31, 2025		Three Months Ended July 31, 2024		Six Months Ended July 31, 2025		Six Months Ended July 31, 2024
Cost of Revenue:
GAAP cost of revenue (as a percentage of revenue)	$67,862	69%	$82,954	76%	$137,516	70%	$166,387	77%
Stock-based compensation expense	(1,251)		(1,526)		(2,474)		(2,610)
Amortization of intangible assets	(796)		(764)		(1,562)		(1,526)
Non-GAAP cost of revenue (as a percentage of revenue)	$65,815	67%	$80,664	74%	$133,480	68%	$162,251	75%

Gross Profit:
GAAP gross profit (gross margin as a percentage of revenue)	$30,728	31%	$25,585	24%	$58,714	30%	$49,195	23%
Stock-based compensation expense	1,251		1,526		2,474		2,610
Amortization of intangible assets	796		764		1,562		1,526
Non-GAAP gross profit (gross margin as a percentage of revenue)	$32,775	33%	$27,875	26%	$62,750	32%	$53,331	25%

Operating Expenses:
GAAP research and development (as a percentage of revenue)	$36,479	37%	$36,510	34%	$69,989	36%	$72,562	34%
Stock-based compensation expense	(9,174)		(10,731)		(17,788)		(19,033)
Non-GAAP research and development (as a percentage of revenue)	$27,305	28%	$25,779	24%	$52,201	27%	$53,529	25%

GAAP sales and marketing (as a percentage of revenue)	$25,033	25%	$36,699	34%	$51,225	26%	$71,698	33%
Stock-based compensation expense	(2,876)		(4,463)		(5,955)		(9,905)
Amortization of intangible assets	(2,382)		(2,264)		(4,657)		(4,525)
Non-GAAP sales and marketing (as a percentage of revenue)	$19,775	20%	$29,972	28%	$40,613	21%	$57,268	27%

GAAP general and administrative (as a percentage of revenue)	$28,193	29%	$15,122	14%	$50,317	26%	$34,819	16%
Stock-based compensation expense	(4,915)		(2,049)		(9,862)		(8,820)
Other adjustments (1)	(11,761)		(2,392)		(18,020)		(4,001)
Non-GAAP general and administrative (as a percentage of revenue)	$11,517	12%	$10,681	10%	$22,435	11%	$21,998	10%

GAAP Operating Expenses (as a percentage of revenue)	$89,705	91%	$88,331	81%	$171,531	87%	$179,079	83%

	Three Months Ended July 31, 2025		Three Months Ended July 31, 2024		Six Months Ended July 31, 2025		Six Months Ended July 31, 2024
Stock-based compensation expense	(16,965)		(17,243)		(33,605)		(37,758)
Amortization of intangible assets	(2,382)		(2,264)		(4,657)		(4,525)
Other adjustments (1)	(11,761)		(2,392)		(18,020)		(4,001)
Non-GAAP Operating Expenses (as a percentage of revenue)	$58,597	59%	$66,432	61%	$115,249	59%	$132,795	62%

Net Loss:
GAAP net loss (as a percentage of revenue)	$(66,179)	(67)%	$(68,874)	(63)%	$(123,300)	(63)%	$(140,673)	(65)%
Stock-based compensation expense	18,216		18,769		36,079		40,368
Amortization of intangible assets	3,178		3,028		6,219		6,051
Other adjustments (1)	11,761		2,392		18,020		4,001
Non-GAAP net loss (as a percentage of revenue)	$(33,024)	(33)%	$(44,685)	(41)%	$(62,982)	(32)%	$(90,253)	(42)%
Provision for income taxes	1,162		1,648		1,784		2,056
Non-GAAP pre-tax net loss (as a percentage of revenue)	$(31,862)	(32)%	$(43,037)	(40)%	$(61,198)	(31)%	$(88,197)	(41)%
Depreciation	3,748		4,423		7,635		8,844
Interest income	(1,132)		(2,118)		(2,296)		(5,326)
Interest expense	6,849		6,560		13,285		13,171
Other expense (income), net	323		38		(2,290)		888
Non-GAAP Adjusted EBITDA Loss (as a percentage of revenue)	$(22,074)	(22)%	$(34,134)	(31)%	$(44,864)	(23)%	$(70,620)	(33)%

(1)Consists of non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses and professional service fees.